Exhibit 99

NEWS RELEASE

From:	Citizens First Bancorp, Inc.
Contact:	Marshall J. Campbell
Chairman
Corporate Office:	525 Water Street
Port Huron, Michigan 48060
Telephone:	(810) 987-8300

CITIZENS FIRST BANCORP, INC.
ANNOUNCES EARNINGS FOR THREE AND
TWELVE MONTHS ENDED DECEMBER 31, 2004

FOR IMMEDIATE RELEASE:

     PORT HURON, MICHIGAN, MARCH 14, 2005. Citizens First Bancorp, Inc. (the “Company”)(Nasdaq: CTZN), the holding company for Citizens First Savings Bank (the “Bank”), today announced that it earned $2.2 million, or $0.27 per share, for the quarter ended December 31, 2004, as compared to net income of $2.9 million, or $0.38 per share, for the quarter ended December 31, 2003. Earnings for the twelve months ended December 31, 2004 were $8.2 million, or $1.04 per share. The decrease in net income for the quarter and the year ending December 31, 2003 was primarily due to a decrease in noninterest income from mortgage banking activities. The Company’s book value per share at December 31, 2004 increased to $19.19 from $18.59 at December 31, 2003, an increase of 3.2%.

Financial Condition

     Total assets increased $299.1 million, or 27.3%, from $1.09 billion at December 31, 2003 to $1.39 billion at December 31, 2004. Net loans was the largest contributor to that increase growing both as a result of the acquisition of Metrobank and through originations. Net loans increased $255.8 million, or 27.5%, to $1.2 billion from $931.2 million at December 31, 2003.

     Total liabilities increased $294.4 million to $1.2 billion. Total deposits increased $184.6 million from $748.5 million at December 31, 2003 to $933.1 million at December 31, 2004. FHLB and other borrowings increased $103.2 million to $287.7 million from $184.5 million at December 31, 2003.

     Stockholders’ equity increased $4.7 million from $158.2 million at December 31, 2003, to $162.9 million due to net income and partially offset by the payment of dividends.

Results of Operations

     Net interest income before provision for loan losses increased $2.1 million from $9.4 million at December 31, 2003 to $11.5 million for the three months ended December 31, 2004 due primarily to growth in earning assets and offset by higher overall interest rates paid on deposit accounts. Net interest income before provision for loan losses for the twelve months ended

December 31, 2004 increased $6.9 million, or 18.6%, to $44.0 million from $37.1 million for the same period last year.

     Non-interest income increased $925,000, or 60.0%, to $2.5 million for the three months ended December 31, 2004 from $1.5 million for the three months ended December 31, 2003 primarily due to an increase in income from service charges and other fees. Non-interest income for the twelve months ended December 31, 2004 decreased $1.5 million, or 14.7%, to $8.8 million from $10.3 million for twelve months ended December 31, 2003 primarily due to decreased income from mortgage banking activities as a result of decreased loan originations and sales as compared to the year ending December 31, 2003.

     Non-interest expense increased $3.2 million, or 48.8%, to $9.8 million for the three months ended December 31, 2004 from $6.6 million for the three months ended December 31, 2003 primarily due to increased compensation and benefit expense and occupancy expense. Non-interest expense increased $11.4 million, or 41.6%, for the twelve months ended December 31, 2004 primarily due to a $2.9 million, or 22.1%, increase in compensation and benefit expenses partially due to increases in staff as a result of the Metrobank acquisition and increased benefit costs. Also contributing to the increase in noninterest expense was a $2.1 million increase in professional expenses primarily legal and auditing expenses as a result of changes required to comply with the Sarbanes-Oxley Act, a $1.7 million, or 40.8%, increase in occupancy expense due partially to lease costs at the Metrobank offices and cost related to additional branch offices, a $814,000 increase in data processing expense, a $685,000 increase in advertising expenses, $660,000 in core deposit premium amortization and a $2.1 million increase in other non-interest expenses partially offset by a $224,000 decrease in deposit statement preparation expenses.

CONTROLS AND PROCEDURES

     The Company, under the supervision, and with the participation, of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of December 31, 2004, pursuant to the requirements of Exchange Act Rule 13a-15. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2004, in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) required to be included in the Company’s periodic SEC filings.

     Management’s Annual Report on Internal Control Over Financial Reporting and the related Attestation Report of BDO Seidman, LLP, the Company’s registered public accounting firm, will not be provided as part of the annual report on Form 10-K filed on March 16, 2005. In reliance upon a 45 day extension granted pursuant to an exemptive order issued by the Securities and Exchange Commission on November 30, 2004, management of the Company intends to submit these items as an amendment to this report on Form 10-K by no later than April 29, 2005.

     There was no change in the Company’s internal control over financial reporting that occurred during the Company’s fiscal quarter ended December 31, 2004 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     Citizens First Bancorp, Inc., through its subsidiaries Citizens First Savings Bank and Metrobank, currently serves its customers from 20 full service-banking offices in St. Clair, Sanilac, Huron, Lapeer, Northern Macomb and Oakland counties.

     Statements contained in this news release may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Such forward-looking statements are based on current expectations, but may differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, which are incorporated into this press release by reference. Other factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Bank’s market area, changes in relevant accounting principles and guidelines and other factors over which management has no control. The forward-looking statements are made as of the date of this release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

CITIZENS FIRST BANCORP, INC.
RESULTS OF OPERATIONS (IN THOUSANDS):

	Unaudited
	For Quarter Ended
	December 31,
	2004	2003
Net Interest Income	$11,450	$9,419

Provision for Loan Losses	797	360

Net Interest income after provision for loan losses	10,653	9,059

Total Noninterest Income	2,467	1,542
Total Noninterest Expense	9,839	6,614

Income before Income Taxes	3,281	3,987
Income Tax Expense	1,087	1,129

Net Income	$2,194	$2,858

Net Interest Margin	3.54%	3.55%
Return on Average Assets	0.64%	1.06%
Return on Average Equity	5.42%	7.31%

Basic Earnings Per Share	$0.27	$0.38
Diluted Earnings Per Share	$0.27	$0.37

CITIZENS FIRST BANCORP, INC.
RESULTS OF OPERATIONS (IN THOUSANDS):

	For The Year Ended
	December 31,
	2004	2003
Net Interest Income	$44,000	$37,108

Provision for Loan Losses	1,555	1,440

Net Interest income after provision for loan losses	42,445	35,668

Total Noninterest Income	8,791	10,307
Total Noninterest Expense	38,807	27,399

Income before Income Taxes	12,429	18,576
Income Tax Expense	4,200	6,255

Net Income	$8,229	$12,321

Net Interest Margin	3.51%	3.66%
Return on Average Assets	0.62%	1.15%
Return on Average Equity	5.12%	8.06%

Basic Earnings Per Share	$1.04	$1.58
Diluted Earnings Per Share	$1.04	$1.57

CITIZENS FIRST BANCORP, INC.
CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2004	2003
Balance Sheet (in thousands):

Total Cash and Cash Equivalents	$27,937	$33,647
Securities Available for Sale	97,828	79,672
Loans held for sale	192	1,984
Loans, Net	1,184,968	929,201
Federal Home Loan Bank Stock	13,536	9,416
Accrued Interest and other assets	25,309	17,072
Goodwill	9,814	0
Premises and Equipment, net	33,780	23,268

Total Assets	$1,393,364	$1,094,260

Deposits	$933,104	$748,531
FHLB Advances	232,209	172,534
Bank line of credit	10,000	—
Federal funds purchased	45,527	9,000
Other	9,630	6,008

Total Liabilities	1,230,470	936,073

Stockholders Equity	162,894	158,187

Total Liabilities and Equity	$1,393,364	$1,094,260